UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 16, 2012

TeleTech Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-11919	84-1291044
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

9197 S. Peoria Street, Englewood, Colorado	80112
(Address of Principal Executive Offices)	(Zip Code)

(303) 397-8100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 16, 2012, the Board of Directors (the “Board”) of TeleTech Holdings, Inc. (the “Company”) appointed Robert Frerichs to the Board to serve until the next Annual Meeting of Stockholders.

As a newly appointed non-employee director, Mr. Frerichs will receive an automatic grant of $100,000 of restricted stock units based upon the fair market value of the Company’s common stock on August 21, 2012.  The restricted stock units will vest in full on the earlier of the first anniversary of the date of grant or the date of the succeeding year’s annual meeting of stockholders, or any change-in-control event (as defined in the restricted stock unit agreement).  For information on additional compensation payable to non-employee directors of the Company, see “Corporate Governance and Board of Director Matters”—“Non-Employee Director Compensation Overview” in the Company’s Proxy Statement for its 2012 Annual Meeting filed with the Securities and Exchange Commission on April 13, 2012.

On August 21, 2012, the Company issued a press release which announced the appointment of Mr. Frerichs to the Board, a copy of which is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01.             Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Exhibit

99.1	Press Release dated August 21, 2012 announcing the appointment of Robert Frerichs to the TeleTech Board of Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 22, 2012

TELETECH HOLDINGS, INC.
(Registrant)

By:	/s/ Kenneth D. Tuchman
Name:	Kenneth D. Tuchman
Title:	Chief Executive Officer

TELETECH HOLDINGS, INC.

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release dated August 21, 2012 announcing the appointment of Robert Frerichs to the TeleTech Board of Directors